EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report Dated March 28, 2006 in the 2005 Annual Report on Form 10-KSB of Alpha Innotech Corp.

/s/ Rowbotham & Company LLP

San Francisco, California

March 31, 2006